As filed with the Securities and Exchange Commission on April 7, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IsoPlexis Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2179799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
35 NE Industrial Rd
Branford, CT 06405
(203) 208-4111
(Address of Principal Executive Offices, Including Zip Code)

IsoPlexis Corporation 2021 Omnibus Incentive Compensation Plan
IsoPlexis Corporation 2021 Employee Stock Purchase Plan
(Full Title of the Plans)

Sean Mackay
Chief Executive Officer
IsoPlexis Corporation
35 NE Industrial Rd
Branford, CT 06405
(203) 208-4111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William V. Fogg Matthew G. Jones Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000	Michael Grundei Evan S. Kipperman Wiggin and Dana, LLP Two Stamford Plaza 281 Tresser Boulevard Stamford, CT 06901 (203) 363-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by IsoPlexis Corporation (the “Registrant”) to register (i) 1,951,800 additional shares of common stock, par value $0.001 per share (the “Common Stock”), under the IsoPlexis Corporation 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) pursuant to the evergreen provisions providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2022, and (ii) 390,360 additional shares of Common Stock under the IsoPlexis Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to the evergreen provisions providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 ESPP on January 1, 2022.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 8, 2021 (File No. 333-260161), are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The reports or documents listed below have been filed with the Commission by IsoPlexis Corporation and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed:

(1) IsoPlexis Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 30, 2022; and

(2) The Description of Capital Stock filed as Exhibit 4.4 to IsoPlexis Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 30, 2022, and all other amendments and reports filed for the purpose of updating such description.

(3) IsoPlexis Corporation’s Current Report on Form 8-K filed with the Commission on February 2, 2022.

All documents filed by IsoPlexis Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 13, 2021 (File No. 001-40894))

4.2
Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 13, 2021 (File No. 001-40894))

5.1	Opinion of Cravath, Swaine & Moore LLP (filed herewith)
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP (filed herewith)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1
Notice of Restricted Stock Award Agreement under the 2021 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.21 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 12, 2021 (File No. 001-40894))

99.2
Notice of Stock Option Award Agreement under the 2021 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.22 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 12, 2021 (File No. 001-40894))

99.3	Notice of Restricted Stock Unit Award Agreement under the 2021 Omnibus Incentive Compensation Plan (filed herewith)
107	Filing Fee Table (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Branford, State of Connecticut, on April 7, 2022.

ISOPLEXIS CORPORATION

By:	/s/ Sean Mackay
Name: Sean Mackay
Title: Chief Executive Officer and Co-Founder
SIGNATURES AND POWERS OF ATTORNEY
Each of the undersigned officers and directors of IsoPlexis Corporation hereby severally constitutes and appoints Sean Mackay and John Strahley, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Mackay	Chief Executive Officer, Co-Founder and Director (Principal Executive Officer)	April 7, 2022
Sean Mackay

/s/ John Strahley	Chief Financial Officer & Chief Financial Officer (Principal Financial Officer)	April 7, 2022
John Strahley

/s/ Raj Khakhar	Vice President, Finance (Principal Accounting Officer)	April 7, 2022
Raj Khakhar
/s/ John G. Conley	Director	April 7, 2022
John G. Conley
/s/ Michael Egholm	Director	April 7, 2022
Michael Egholm
/s/ James R. Heath	Director	April 7, 2022
James R. Heath
/s/ Gregory P. Ho	Director	April 7, 2022
Gregory P. Ho
/s/ Siddhartha Kadia	Director	April 7, 2022
Siddhartha Kadia
/s/ Jason Myers	Director	April 7, 2022
Jason Myers
/s/ Daniel Wagner	Director	April 7, 2022
Daniel Wagner
/s/ Adam Wieschhaus	Director	April 7, 2022
Adam Wieschhaus